EXHIBIT 4.19

MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

This Multi-Tenant Industrial Triple Net Lease (this “Lease”) is made and entered into as of March 20, 2025 (the “Effective Date”), by and between JWH Real Estate Holding Corp., a New York corporation (“Landlord”) and FARMMI USA INC., a California corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit C (Prohibited Use), Exhibit D (Rules and Regulations), Exhibit E (Guaranty), Exhibit F (Requirements for Improvements or Alterations by Tenant), Exhibit G (Hazardous Materials Survey Form), Exhibit H (Move Out Conditions), Exhibit I (Extension Options), Exhibit J (Parking Plan), Exhibit K (Property Site Plan), Exhibit L (New Jersey Flood Risk Notice), and Exhibit M (Work Letter).

1. BASIC LEASE INFORMATION.

1.1 “Building” shall mean the industrial building located at 1100 Randolph Road, Somerset, New Jersey. “Rentable Square Footage of the Building” is deemed to be 102,393 square feet.

1.2 “Premises” shall mean the area identified in hatching and shown on Exhibit A to this Lease as containing the Rentable Square Footage of the Premises. The Premises is located within the walls and below the ceiling within a portion of the Building and such other areas as generally shown on Exhibit A to this Lease. The “Rentable Square Footage of the Premises” is deemed to be 49,755 square feet (including 584.08 pro-rata share of utility space). Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.3 “Base Rent”:

Months of Term	Annual Base Rent	Monthly Base Rent
Commencement Date — Last day of the 12th full calendar month of the Term	$744,833.53*	$62,069.46
First day of the 13th full calendar month of the Term - Last day of the 24th full calendar month of the Term	$770,902.71	$64,241.89
First day of the 25th full calendar month of the Term - Last day of the 36th full calendar month of the Term	$797,884.30	$66,490.36
First day of the 37th full calendar month of the Term - Last day of the 48th full calendar month of the Term	$825,810.25	$68,817.52
First day of the 49th full calendar month of the Term - Last day of the 60th full calendar month of the Term	$854,713.61	$71,226.13
First day of the 61st full calendar month of the Term — Termination Date	$884,628.59	$73,719.05

*Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant’s obligation to pay Monthly Base Rent for in the amount of $15,517.37 per month for the first twelve (12) moths of the Term for a total abatement of $186,208.38 (such total amount of abated Monthly Base Rent being hereinafter referred to as the “Abated Amount” and such period the “Base Rent Abatement Period”). During the Base Rent Abatement Period, Tenant will still be responsible for the Base Rent (which after reduction of the monthly Abated Amount shall be $46,552.10 per month) and payment of all other monetary obligations under the Lease, including, without limitation, Operating Expenses and Real Property Taxes. Tenant acknowledges that any default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term be in default after having been given notice and opportunity to cure, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this subparagraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law, in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

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1.4 “Tenant’s Share”: 48.59% of the Building, 16.07% of the Property, provided Tenant’s Share may be increased or decreased in Landlord’s reasonable discretion to equitably allocate for additional rentable square footage at the Property.

1.5 “Term”: April 1, 2025 (the “Commencement Date”) and, unless terminated earlier in accordance with this Lease, ending on June 30, 2030 (the “Termination Date”), subject to extension as provided in Exhibit I hereto.

1.6 “Security Amount”: $232,854.00, as more fully described in Section 5.

1.7 “Brokers”: Rubin Realty Associates, LLC and Top Sky Realty (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Advance Industrial Group at Bussel Realty Corp. (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.8 “Permitted Use”: Receiving, storage, distribution, and sale (at wholesale only) of materials, goods, products and merchandise made or distributed by Tenant, for furniture repair and for such other lawful purposes as are incidental thereto, and for no other use or purpose, subject to Section 2.2 below.

1.9 “Notice Addresses”:

Landlord:	Tenant:

JWH Real Estate Holding Corp. 43-02 Ditmars Blvd Astoria NY 11105 Attn: Andrew Rosenwach Email: amr@rosenwachgroup.com	Prior to the Commencement Date: Farmmi USA Inc. 14210 Telephone Ave Chino, CA 91710 Attn: Jeffery Lee

Email: jeffrey160922@gmail.com

and	After the Commencement Date:

Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017 Attn: Robert J. Ivanhoe, Esq. Email: ivanhoer@gtlaw.com	Farmmi USA Inc. 1100 Randolph Road Somerset, New Jersey Attn: Jeffery Lee Email: jeffrey160922@gmail.com

1.10 “Property” means the Building and the parcel(s) of land on which the Building is located (the “Land”) as presently depicted on Exhibit K, and other improvements, if any, serving the Building or any other buildings on the parcel(s) of Land, including, at Landlord’s discretion, future buildings.

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2. PREMISES/USE.

2.1 Premises. Landlord hereby leases to Tenant the Premises, but excluding the Common Area (as herein defined) and any other portion of the Building, the Land, and/or the Property. Tenant (i) accepts the Premises “AS-IS,”, (ii) acknowledges that the Premises are acceptable for Tenant’s use and that, except as expressly set forth in the Work Letter attached hereto as Exhibit M (the “Work Letter”), neither Landlord nor any broker or agent has made, or shall be deemed to have made, any representations or warranties in connection with the Premises or their fitness for Tenant’s use or compliance with Applicable Laws (as herein defined) and (iii) waives all claims of defect in the Premises and any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant hereby acknowledges that the area of the Premises set forth in the Basic Lease Information is approximate only, and Tenant accepts and agrees to be bound by such figure for all purposes in this Lease. Tenant acknowledges and agrees that as of the Commencement Date, the Premises will be separately demised by a temporary fence (with privacy barrier) and that subsequent to the Commencement Date, Landlord shall construct a demising wall to separate the Premises from the adjacent premises and may reconfigure the mechanical, electrical and plumbing so as to bifurcate the utilities at the Premises. Tenant shall not unreasonably obstruct or unreasonably interfere with Landlord’s completion of Landlord’s Work or with Landlord’s ability to obtain a final certificate of occupancy. In addition, prior to the completion of the Demising Wall (as defined in Exhibit M), Tenant acknowledges that ADA access to the Premises shall be via entry through adjacent tenant’s premises through an opening in the temporary chain-link fence (or during construction of Landlord’s Work through the constrution zone). Attached to this Lease as Exhibit L is a flood risk notice required to be provided by the Landlord in accordance with the New Jersey Flood Hazard Disclosure Law (N.J.S.A. 46:8-50).

2.2 Use. The Premises shall be used only for the Permitted Use and for no other uses without Landlord’s written consent. Tenant’s use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, zoning, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as defined in Section 15.1), and any covenants, conditions and restrictions encumbering the Land and/or the Property (“CC&Rs”) or any supplement thereto recorded in any official or public records with respect to the Property or any portion thereof (collectively, “Applicable Laws”). Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant’s use or occupancy of the Premises and for performing, at Tenant’s sole cost, all modifications or additions to the Building, the Premises or the Common Areas as a result of Tenant’s Improvements or in order for the Premises or the Common Areas to be in ADA compliance. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to bring the Premises or the Common Areas into compliance with ADA. In no event shall the Premises be used for any Prohibited Use (as defined in Exhibit C). Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe (“Rules and Regulations”). Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Property to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which, as reasonably determined, would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, use or allow the Premises to be used for any unlawful purpose or conduct, or permit to be conducted, any auction upon the Premises. Without limiting the foregoing, Tenant agrees that the Premises shall not be used by Tenant or any Tenant Party for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of marijuana, cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same. Any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of the preceeding sentence shall automatically and without the requirement of any notice be an Event of Default that is not subject to cure, and Tenant agrees that upon the occurrence of any such Event of Default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such Event of Default. Tenant shall maintain a policy prohibiting the consumption of the smoked form of Cannabis products by Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees on the Premises as part of the Tenant’s employment practices associated with smoking, however, the Tenant shall not be obligated under this Lease to enforce such policies, provided if Tenant does not enforce said policies, Landlord shall have the right to remove said person(s) from the Property.

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3. TERM.

3.1 The Term of this Lease shall commence on the Commencement Date and this Lease shall continue in full force and effect for the period of time specified as the Term, except as otherwise set forth herein.

3.2 Tenant agrees that in the event of delay in Landlord delivering possession of the Premises for any reason, Landlord shall not be liable for any damage resulting from such inability, and Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such delay or failure shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant.

4. RENT. Tenant shall pay to Landlord the Base Rent, Real Property Taxes (as herein defined) and Operating Expenses (as herein defined), without, except as otherwise set forth herein, notice, demand, offset or deduction, in advance, on the first day of each calendar month. All Rent and payments required to be paid by Tenant to Landlord shall be made by Tenant payable to the entity and sent to the address Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord or by Electronic Fund Transfer of immediately available federal funds before 5:00 p.m. Eastern Time. Upon the execution of this Lease, Tenant shall pay to Landlord the first month’s Base Rent, the Security Amount, and the first monthly installment of estimated Operating Expenses (i.e., $62,100.56) (the “Pre-Payment”). If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder (“Additional Rent”), whether or not such sums are designated Additional Rent. The term “Rent” means the Base Rent and all Additional Rent payable hereunder. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or Additional Rent for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to eight percent (8%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) ten percent (10%) per annum; or (ii) at the maximum rate permitted by law (“Applicable Interest Rate”). The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5. SECURITY.

5.1 Letter of Credit.

5.1.1 Tenant shall deposit with Landlord, at the time of the execution and delivery of this Lease, an unconditional, irrevocable letter of credit issued by a bank acceptable to Landlord (referred to as the “Bank”), in favor of Landlord, in the sum of Two Hundred Thirty-Two Thousand Eight Hundred Fifty-Four and 00/100 ($232,854.00) DOLLARS (referred to as the “Security Amount”) in funds available immediately or same day funds in the City of New York, as security for the faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (which amount equates to six (6) months initial Base Rent). Such letter of credit is (x) for a term of not less than one (1) year which term shall be automatically renewed for successive one (1) year terms, unless the Bank gives not less than ninety (90) days prior written notice that it will not so renew the letter of credit for such successive term and the last term of the letter of credit shall end not less than sixty (60) days after the Termination Date and (y) in substantially the same form as Exhibit B. If such letter of credit is not automatically renewed as aforesaid, Tenant agrees to cause the Bank to renew such letter of credit, from time to time, during the Term, at least sixty (60) days prior to the expiration of said letter of credit or any renewal or replacement, upon the same terms and conditions. In the event of any transfer of said letter of credit pursuant to Section 5.5, and notice of such transfer to Tenant, Tenant, within twenty (20) days thereafter, shall cause a new letter of credit to be issued by said Bank to the transferee, upon the same terms and conditions, in replacement of the letter of credit so transferred and Landlord agrees that, simultaneously with the delivery of such new letter of credit, it will return to said Bank the letter of credit being replaced. The letter of credit deposited hereunder, and all renewals and replacements, are referred to, collectively, as the “Letter of Credit”. In amplification and not in limitation of the foregoing, the Letter of Credit shall expressly provide that (i) the Letter of Credit can be drawn down by presentation of a sight draft only without any other documents or statements, (ii) partial drawings are allowed and (iii) the Letter of Credit shall be transferable by Landlord, as beneficiary thereof, without restriction or limitation and with all fees paid by Tenant.

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5.1.2 The Letter of Credit shall be held by Landlord for the purposes set forth in this Article and shall not be transferred except for transfer (a) to an agent for collection, or (b) pursuant to the provisions of Section 5.5. In the event Tenant defaults in the performance of its obligations to timely issue a replacement Letter of Credit, or in the observance or performance of Tenant’s agreement to cause the Bank to renew the Letter of Credit, Landlord, in addition to all rights and remedies which Landlord may have under this Lease or at law, shall have the right to require the Bank to make payment to Landlord of the entire Security Amount or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum may be held by Landlord as Cash Security (as said term is hereinafter defined) in accordance with the provisions of this Article. If payment of the entire Security Amount or the undrawn portion thereof is made to Landlord by reason of Tenant’s failure to renew or replace the Letter of Credit in accordance with the foregoing provisions of this Article, Landlord shall have the right, at any time on behalf of Tenant, to replace said Cash Security with a new Letter of Credit issued by the Bank or any other bank selected by Landlord, in Landlord’s sole discretion, and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to cause the Bank or any such other bank selected by Landlord to issue such a replacement Letter of Credit. The Letter of Credit provides for partial drawings.

5.2 Upon the occurrence of an Event of Default, or if this Lease and the Term shall expire and come to an end as provided in Section 18.2 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.2, or by or under any summary proceeding or any other action or proceeding, then Landlord, in addition to all rights and remedies which Landlord may have under this Lease or at law, may from time to time, draw on the Letter of Credit in one or more drawings for the amount of any Base Rent or additional rent then due and for any amount then due and payable to Landlord under this Lease and pay such sum to Landlord’s account. In the event of a partial drawing, as provided in the immediately preceding sentence, Tenant shall, within five (5) days after demand, cause the Bank to issue an amendment to the Letter of Credit restoring the amount available thereunder to the Security Amount. In amplification and not in limitation of the provisions of this Lease, a failure by Tenant to cause the Bank to timely issue an amendment to the Letter of Credit restoring the amount available thereunder to the Security Amount shall be deemed a monetary default in the payment of Base Rent by Tenant under the terms, covenants and conditions of this Lease. Notwithstanding anything to the contrary set forth in this Lease, including, but not limited to, the foregoing provisions of this Article, in addition to all rights granted to Landlord pursuant to the provisions of the Lease, if this Lease and the Term shall expire and come to an end as provided in Section 18.2, or by or under any summary proceeding, or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.2, or by or under any summary proceeding or any other action or proceeding, Landlord, in addition to all rights and remedies which Landlord may have under this Lease or at law, shall have the right to require the Bank to make payment to Landlord of the entire Security Amount or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum shall be held and applied by Landlord as Cash Security in accordance with the provisions of this Article. Application of Cash Security: Any proceeds of the Letter of Credit held by Landlord and not paid to Landlord for Landlord’s account as provided above shall be deemed held by Landlord as Cash Security and is referred to herein as “Cash Security”. Upon the occurrence of an Event of Default, Landlord may use, apply or retain the whole or any part of any Cash Security held by Landlord under any of the provisions of Section 5.1, to the extent required for the payment of any Base Rent, additional rent or any other sum with respect to which Tenant is in default, or for the payment of any sum which Landlord may expend or incur because of Tenant’s default in the observance or performance of any such term, covenant or condition, including, but not limited to, the payment of any damages or deficiency in the reletting of the Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default, and Landlord shall hold the remainder of such Cash Security as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed with the same rights as hereinabove set forth to use, apply or retain all or any part of such remainder in the event of any further default by Tenant under this Lease. No interest shall accrue on the Cash Security and Landlord is not required to keep the Cash Security separate from Landlord’s own funds.

5.3 Restoration of Cash Security. If Landlord uses, applies or retains the whole or any part of the Cash Security held by Landlord under any of the provisions of Section 5.1 or 5.2, Tenant, within five (5) days after notice thereof, shall deliver to Landlord, in cash or by a cashier’s check, or Tenant’s certified check, in either case drawn by or on a bank which is a member of the Clearing House Association and payable to the order of Landlord, the sum necessary to restore the Cash Security to the Security Amount. In amplification and not in limitation of the provisions of this Lease, a failure by Tenant to so replenish the Cash Security to the Security Amount shall be an Event of Default.

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5.4 Return of Security. The Letter of Credit and/or any remaining portion of any Cash Security then held by Landlord for the performance of Tenant’s obligations under this Lease as security shall be returned to Tenant after (i) the Termination Date and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, including, but not limited to, the provisions of Section 15.4.

5.5 Transfer of Letter of Credit. In the event of a sale or other transfer of the Land and/or Building, or Landlord’s interest in this Lease, Landlord shall transfer the Letter of Credit and/or any remaining portion of any Cash Security then held by Landlord as security for the performance of Tenant’s obligations under this Lease to the transferee, and Landlord shall thereupon be released from all liability for the return of such security; Tenant agrees to look solely to the transferee for the return of any such security and it is agreed that the provisions of this sentence shall apply to every sale or transfer of the Land and/or Building or Landlord’s interest in this Lease by Landlord named herein or its successors, and to every transfer or assignment made of any such security. Any transferee shall be deemed to have agreed that any Letter of Credit or Cash Security transferred to such transferee pursuant to this Section shall be held in accordance with the provisions of this Article for the purposes of this Article. A lease of the entire Building pursuant to which the lessee shall be entitled to collect the rents hereunder shall be deemed a transfer within the meaning of this Section.

5.6 No Assignment of Security by Tenant: Tenant agrees that it will not assign, mortgage or encumber, or attempt to assign, mortgage or encumber, the Letter of Credit or any Cash Security held by Landlord under this Lease, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, mortgage, encumbrance, attempted assignment, attempted mortgage or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit, the Cash Security or any other security held by Landlord. Recourse by Landlord to the Letter of Credit, the Cash Security or any other security held by Landlord shall not affect any remedies of Landlord which are provided in this Lease or which are available in law or equity.

5.7 Initial Cash Deposit. Notwithstanding anything to the contrary set forth herein, Tenant may initially deliver the Security Amount to Landlord in the form of cash (the “Initial Cash Deposit”), provided that the Initial Cash Deposit is so delivered with sufficient funds to Landlord simultaneously with Tenant’s execution of this lease. In such event, within sixty (60) days following the date of execution and delivery of this lease by Landlord and Tenant, Tenant shall deliver to Landlord the Letter in the amount of the Security Amount and in accordance with the requirements of Section 5, and promptly following Landlord’s receipt of said Letter, Landlord shall return the Initial Cash Deposit to Tenant. Tenant’s failure to timely deliver the Letter of Credit shall be a material default by Tenant under this lease.

5.8 Reduction in Security Amount. Provided (i) Tenant is in possession of the entire Premises and (ii) no default exists under this Lease and (iii) no default has occurred beyond notice and the expiration of any applicable cure periods during the first twenty-four (24) months of the Term, the Tenant shall have the right to reduce the Security Amount to the sum of One Hundred Sixty-Six Thousand One Hundred Fifty and 77/100 ($166,150.77) DOLLARS (which amount reflects two (2) months of Base Rent and two (2) months initial Estimated Expenses for the third lease year of the Term) on the last day of the 24th calendar month of the Term, and shall remain at such amount for the remainder of the Term (the “Reduction”). In the event that Tenant does default under the terms of this Lease beyond applicable notice and cure periods prior to the end of the 24th calendar month, the Security Amount shall remain at the original Security Amount for the balance of the Term (even if Landlord waives or declines to enforce such default). Such reductions in the Security Amount shall be accomplished, at Tenant’s option, by either providing (a) a substitute Letter of Credit in the reduced amount or (b) an amendment to the Letter of Credit reducing it to the reduced amount.

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6. UTILITIES.

6.1 Utilities. Tenant shall pay all charges for heat, water, gas, electricity any other utilities and services used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provision of such utilities. Utilities servicing the Premises exclusively used by Tenant shall be separately metered and Tenant shall pay same directly to the applicable utility company (or to Landlord as Additional Rent to the extent submetred). Where separate metering or submetering is not commercially feasible (including prior to the completion of Landlord’s Work pursuant to Exhibit M), utility costs shall be equitably apportioned based on Tenant’s Share (or such other equitable percentage as reasonably determined by Landlord) and Tenant shall pay directly to Landlord, as Additional Rent, upon demand, the applicable utility charge. After reconfiguration of the Building as part of Landlord’s Work, electric and gas will be metered and paid directly to the applicable utility provider and water will be submetred and paid to Landlord as Additional Rent, upon demand, based on Tenant’s consumption as set forth on said submeter. Tenant acknowledges and confirms that Tenant’s panel and meter will be outside of the Premises and accessible from the exterior of the Building.

6.2 Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, casualty, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; (f) act or default by Tenant or other party; or (g) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Section 16 and Section 17 if such failure is a result of any casualty damage or Taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation concerning constructive eviction or permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

7. TAXES. Commencing on the Commencement Date, Tenant shall pay to Landlord Tenant’s Share of all Real Property Taxes (as herein defined) for each full or partial calendar year during the Term in accordance with the terms and provisions of Section 8 and Section 9 below. “Real Property Taxes” shall mean (a) all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, the Property or any other improvements, fixtures, equipment or other property located at or on the Land, the Building or the Property all capital levies, franchise taxes, any excise, use, margin, transaction, sales or privilege taxes, assessments, levies or charges and other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease (excluding net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder and further provided, in no event shall Tenant be liable for any estate, inheritance, succession, transfer, corporate franchise or income taxes imposed on Landlord unless such income taxes are in substitution for any Real Property Taxes payable hereunder), including but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Land, Building, Property or Premises, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the share of the Land, Building, Property and Premises of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Land, Building, Property or Premises; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Land, Building, Property or Premises; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, fees and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment and other personal property located and/or installed on the Premises by Tenant; and, upon request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord. Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof. If Landlord shall receive a refund or reduction to the Real Property Taxes for which Tenant has made an Estimated Expenses payment with respect thereto then, unless Landlord has made an adjustment therefor in connection with an Adjustment pursuant to Section 9.2 below, then Landlord shall credit to Tenant’s next due Estimated Expenses payment (or reimburse Tenant in the case the Term has expired), Tenant’s Share of such refund or reduction after deducting therefrom the costs and expenses of obtaining such refund or reduction.

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8. OPERATING EXPENSES.

8.1 Operating Expenses. Commencing on the Commencement Date, Tenant shall pay to Landlord Tenant’s Share of Operating Expenses for each full or partial calendar year during the Term, as provided in Section 9 below. It is intended that this Lease be a “triple net lease,” and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as expressly set forth in this Lease. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Property. To the extent the Building shares certain items or services with other buildings, Landlord shall reasonably allocate items or services between such buildings and/or users.

8.2 Definition of Operating Expenses. “Operating Expenses” means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair, replacement and management of the Building, the Land and/or the Building Common Area, including, but not limited to: (1) repair, replacement maintenance, utility costs and landscaping of the Building Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building, the Building Common Area and/or the Land; (2) non-structural maintenance and repair of the roof (and roof membrane), skylights and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 11.1 below, including, without limitation, Landlord’s cost of any deductible or self- insurance retention; (4) intentionally omitted; (5) maintenance, repair, replacement, monitoring and operation costs of all mechanical, electrical and plumbing systems and sewage systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or otherwise serving any Common Area; (6) maintenance, repair, replacement, monitoring and operation costs of the fire/life safety and sprinkler system; (7) trash collection and snow removal costs; (8) costs of capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building or the Land after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the operation of the Building or the health and safety of the occupants of the Building or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over their useful life, together with interest on the unamortized balance at eight percent (8%); (9) commercially reasonable reserves set aside for maintenance and repair; (10) any other costs incurred by Landlord related to the Building and/or the Land including, but not limited to, paving, parking areas, roads, driveways, alleys, mowing, landscape, heating and ventilation; and (11) assessments, association fees and all other costs assessed or charged under the CC&Rs, if any, that are attributable to the Land and/or the Building in connection with any property owners or maintenance association or operator.

Operating Expenses shall not include (i) replacement of or structural repairs to the roof structure, structural columns or the exterior walls; (ii) repairs to the extent covered by insurance proceeds that are actually received by Landlord, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Building other than Tenant; (iv) marketing expenses (including leasing commissions and advertising expenses in leasing and procuring new tenants for the Building); (v) penalties for any missed payments by Landlord under any contract or agreement concerning the operation and ownership of the Building or Land; (vi) interest or amortization payments on any mortgage or mortgages which are liens on the Land or Building or on any ground lease; (vii) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land if such condition existed prior to the Commencement Date; (ix) costs incurred by Landlord as a result of Landlord’s gross negligence or willful acts or omissions; (x) salaries, expenses, fringe benefits and other compensation for executives or other personnel of Landlord above the grade of property manager; (xi) capital expenditures except as set forth in (8) above, (xii) legal costs, fines and penalties incurred by Landlord due to violation by Landlord of any Applicable Laws in effect and enforced prior to the Commencement Date.

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8.3 Gross Up. If the Building is less than ninety-five percent (95%) occupied during any calendar year, the variable components of Operating Expenses as determined by Landlord (using sound accounting and management principles) shall be calculated as if the Building had been 95% occupied for the full calendar year. Any Operating Expenses or Real Property Taxes that are specifically attributable to the Building or to the operation, repair and maintenance thereof, may be allocated entirely to the Building.

9. ESTIMATED EXPENSES.

9.1 Payment. “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant’s Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Expenses for such year. In addition to the foregoing, in lieu of monthly payments as hereinabove provided, Landlord may invoice Tenant for its share of Operating Expenses and Real Property Taxes on a quarterly, bi-annual or annual basis, and Tenant’s installments on account thereof shall be due in its entirety within twenty (20) days thereafter.

9.2 Adjustment. “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses, on the one hand, and Tenant’s Share of Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year. Promptly after the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant’s Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant’s payments are less than Tenant’s Share, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant’s obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant’s payments exceed Tenant’s Share, then so long as an Event of Default by Tenant has not occurred and is continuing Landlord shall credit such excess amount to future installments of Tenant’s Share for the next calendar year (or pay to Tenant such excess in the event the Term has expired). If an Event of Default by Tenant occurs, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

10. INDEMNITY AND WAIVER OF CLAIMS.

10.1 Indemnity. Tenant shall, to the fullest extent permitted by law, indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities (including, but not limited to, Landlord’s parent entity), and each of their respective trustees, members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, Mortgagees, agents, contractors, successors and assigns (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, obligations, penalties, fines, taxes, costs, liens, liabilities, losses, charges and expenses, including without limitation all attorneys’ fees and other professional fees (collectively referred to as “Losses”) which may be imposed upon, incurred by or asserted against Landlord or any of the Indemnitees at any time during or after the Term by any third party and arising out of or in connection with (1) any Event of Default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (2) any damages or injury occurring in the Premises or the Common Areas, Tenant’s use of the Premises or the Common Areas, any acts or omissions (including violations of Applicable Laws) of Tenant or any Tenant Party, the conduct of Tenant’s business, or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or any other portions of the Property, except to the extent caused by Landlord’s gross negligence or willful misconduct. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the costs of such defense. The obligations of Tenant under this Section 10 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

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10.2 Waiver of Claims. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of illness or injury to persons in, upon or about the Premises, the Building, the Land, the Common Areas or other portions of the Property arising from any cause and all risk of damage to property including, but not limited to, Tenant’s Property and all Alterations in, upon or about the Premises, the Building, the Land, the Common Area or other portions of the Property arising from any cause and Tenant hereby expressly releases Landlord and the Indemnitees and waives all claims in respect thereof against Landlord and the Indemnitees; provided, however, subject to Section 11.3.5, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or Landlord’s failure to enforce the terms of any agreements with parties other than Tenant.

11. INSURANCE.

11.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, “all risk” or “special cause of loss form” coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles in the form and endorsements of such coverage as selected by Landlord, together with business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord’s cost of any self-insurance deductible or retention.

11.2 Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force at all times the following insurance (and any other commercially reasonable form(s) of insurance Landlord may reasonably require from time to time) in the following coverage amounts, which coverage amounts Landlord may reasonably increase from time to time upon reasonable advance written notice to Tenant in the event Tenant’s operations change or Landlord otherwise reasonably determines that such coverage amounts are inadequate under the circumstances:

11.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (“CGL Policy”) (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location (if Tenant has multiple locations) (and not more than Twenty-Five Thousand Dollars ($25,000.00) self-insured retention/deductible), providing coverage for defense costs outside of the policy limits and including coverage for, among other things, bodily injury, personal injury, property damages arising out of Tenant’s operating and contractual liabilities, including coverage formerly known as broad form, blanket contractual liability for both oral and written contracts, premises and operations, products/completed operations, owners and contractors protective, personal and advertising injury, and with an “Additional Insured-Managers or Lessors of Premises Endorsement” and containing the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The CGL Policy shall delete the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit. The CGL Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease;

11.2.2 Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

11.2.3 Workers’ Compensation and Employer’s Liability Insurance. Workers’ compensation insurance having limits not less than those required by applicable state and federal statute, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer’s liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00) each accident for bodily injury by accident; One Million Dollars ($1,000,000.00) each employee for bodily injury by disease; and One Million Dollars ($1,000,000.00) policy limit for bodily injury by disease;

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11.2.4 Property Insurance. “All risk” or “special cause of loss form” property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant’s fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises (collectively “Tenant’s Property”) and (2) the Alterations (as hereinafter defined) in an amount equal to the then applicable full replacement cost thereof. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Alterations. The foregoing property insurance shall include warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, if the property of Tenant’s invitees is to be kept in the Premises;

11.2.5 Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of not less than twelve (12) months, attributable to all perils included in the “all risk” or “special cause of loss form” property insurance policy required in Section 11.2.4 above or attributable to prevention of access to the Premises as a result of such perils; and

11.2.6 Environmental Insurance. If required by Landlord because of special environmental concerns regarding Tenant’s operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration or work and material necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Tenant’s hazardous materials on the Premises. If such coverage is required, Landlord shall determine limits of liability.

11.2.7 Umbrella/Excess Insurance. An umbrella liability policy or excess liability policy having a limit of not less than Three Million Dollars ($3,000,000.00), which policy shall be in “following form” and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.

11.3 General.

11.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a “Financial Strength Rating” of at least “A-VIII” (or such higher rating as may be required by a Mortgagee [as herein defined] having a lien on the Premises) as determined by A.M. Best Company.

11.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Commercial Property Insurance) and ACORD 25-S (Certificate of Liability Insurance) (or in a form acceptable to Landlord in its reasonable discretion), no later than seven (7) days after the Effective Date of this Lease (but in any event prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant). Upon request, Tenant shall also provide to Landlord a true, correct and complete copy of the actual insurance policy for all insurance required to be maintained by Tenant hereof. Tenant shall, at least ten (10) days prior to expiration of any required coverage, furnish Landlord with certificates of renewal or “binders” thereof. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 11.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure. If Tenant fails to deliver any certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Term without Landlord’s prior written consent, Landlord may obtain such insurance for the exclusive benefit of Landlord, in which case Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of a statement that indicates the cost of such insurance.

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11.3.3 Additional Insureds; Primary Coverage. Landlord, Landlord’s Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated by Landlord shall be named as additional insureds (“Additional Insureds”) under Insurance Services Office (“ISO”) endorsement CG 201012 19 or its equivalent under all of the policies required by Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7, and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 11.3.2 above. The policies carried or required to be carried by Tenant pursuant to Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7 shall provide for severability of interest and shall be primary and non-contributory as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing. Landlord is to be insured as its interests may appear and is to be designated as a loss payee on the insurance required to be maintained by Tenant pursuant to Section 11.2.4. Further, none of these policies shall contain any action over exclusion endorsement, cross- suits exclusion or any similar exclusion that excludes coverage for claims brought by an additional insured under the policy against another insured under the policy.

11.3.4 Limits of Insurance. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease, except as expressly provided in Section 11.3.5 below.

11.3.5 Mutual Waiver of Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 11.3.5, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

11.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Property which could give rise to a claim under any of the insurance policies required under this Section 11.

12. REPAIRS AND MAINTENANCE.

12.1 Tenant Obligations. Except as otherwise expressly provided in Section 12.2, Tenant, at Tenant’s sole cost and expense, shall keep and maintain the interior and exterior of the Premises in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following: loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, locks and other locking devices, charging stations, windows, glass and plate glass; ceilings, skylights, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside or exclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems inside or exclusively serving the Premises (subject to Landlord’s rights described below); and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant’s trade-fixtures and/or equipment. Tenant shall enter into regularly scheduled preventive maintenance/service contracts reasonably acceptable to Landlord (“Service Contracts”) with maintenance contractor(s) reasonably acceptable to Landlord for servicing all heating ventilation, and air conditioning systems and equipment inside or exclusively serving the Premises (collectively, the “HVAC System”). Tenant shall deliver full and complete copies of the Service Contracts (and any other service contracts entered into by Tenant) to Landlord within one hundred twenty (120) days after the Commencement Date. Notwithstanding the foregoing, Landlord may elect to maintain the Service Contract respecting the HVAC System, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for the cost of the Service Contracts and shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease. All repairs and replacements by Tenant shall be made and performed: (1) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (2) by contractors or mechanics reasonably approved by Landlord, (3) so that same shall be at least equal in quality, value and utility to the original work or installation, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Property, and (5) in accordance with the Rules and Regulations and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure continues at the end of fifteen (15) days following Tenant’s receipt of written notice from Landlord stating the nature of the failure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repair, and shall deliver copies thereof to Landlord upon request.

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12.2 Landlord Obligations. Landlord shall repair, maintain and replace as a cost to be included in Operating Expenses (to the extent permissible), the Common Areas and the structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, (a) if any damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be paid by Tenant within ten (10) days of demand and (b) Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, moving, use or operation of Tenant’s Property, (3) Tenant’s use or occupancy of the Premises in violation of Section 15 of this Lease, (4) fire and other casualty, except as provided by Section 16 of this Lease, or (5) condemnation, except as provided in Section 17 of this Lease. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Laws.

13. ALTERATIONS.

13.1 Trade Fixtures; Alterations. Subject to limitations set forth in this Lease, Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that all alterations are done in compliance with Exhibit F and such items are installed and are removable without structural or material damage to the Premises, or the Building. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant’s compliance with the provisions of Exhibit F and any other applicable requirements of Landlord regarding construction of improvements and alterations. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) business days, then Landlord shall be deemed to disapprove such request. If requested by Landlord, Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Notwithstanding anything to the contrary herein, Tenant shall be permitted to construct non- structural, cosmetic alterations to the extent the cost of which, in each instance, in the aggregate is less than $25,000.00, without Landlord’s consent; subject however to Tenant delivering at least ten (10) days’ advance written notice to Landlord and completing the Alterations in accordance with Exhibit F and all applicable terms of this Lease. Alteration requests shall be sent to each of the following emails tanks@rosenwachgroup.com, mh@rosenwachgroup.com, amr@rosenwachgroup.com and hjr@rosenwachgroup.com.

13.2 Damage; Removal. Upon the expiration or earlier termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions (“Alteration(s)”) made or installed by or for the benefit of Tenant and repair all damage caused by the installation or removal thereof; provided, however, Landlord may require Tenant to have all or any portion of such items designated by Landlord to remain at the Premises, in which event they shall be and become the property of Landlord upon the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Property whatsoever.

13.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics’ and materialmen’s liens in connection therewith. Tenant shall remove or may bond over any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, an Event of Default by Tenant shall have occurred, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility.

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14. LANDLORD’S RIGHTS.

14.1 Landlord reserves the right to enter the Premises upon reasonable advance notice (which may be oral or telephonic) to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant’s use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as grant lease, license or use rights to third parties, to utilize the foregoing easements or licenses on the Land and/or the Property; grant easements, rights of way, utility raceways and make dedications; dedicate for public use portions of the Land and/or the Property; and record parcel maps, restrictions, covenants, conditions and restrictions affecting the Land and/or the Property and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building and/or the Property; affix reasonable signs and displays on the Building and/or the Land (including rental signs); and, show the Premises to prospective purchasers, current or prospective investors, Mortgagees, ground lessees or insurers, or, during the last twelve (12) months of the Term (or following any Event of Default), prospective tenants. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours. Any entry, storage and work or taking back of an insubstantial portion of the Premises in connection with any such repair, installation, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant in whole or in part or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of Rent, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant’s business or to the Premises.

15. ENVIRONMENTAL MATTERS.

15.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant’s or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a “Tenant Party” and collectively, “Tenant’s Parties”) to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Property, except for routine office and janitorial supplies in usual and customary quantities (including supplies used for the maintenance of Tenant’s equipment) stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. As used herein, the term “Environmental Laws” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Laws, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and explosives, flammables, or radioactive substances of any kind. As defined in Environmental Laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies (including supplies used for the maintenance of Tenant’s equipment) as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Tenant shall neither create or suffer to exist, nor permit any Tenant Party to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly notify both the property manager and the Landlord and shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord’s bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

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15.2 Indemnification. Tenant shall, to the fullest extent permitted by law, indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless the Indemnitees from and against any and all Losses of or in connection with (1) Tenant and/or any Tenant Party’s breach of this Section 15, or (2) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to act, in connection with the Premises. Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the cost of such defense. This indemnity shall include, without limitation, any Losses arising from or in connection with (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (ii) the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, (iii) the cost of demolition or rebuilding any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws), (iv) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Laws, and (v) diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

15.3 Environmental Questionnaire Disclosure. Simultaneously with the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely on the information contained therein. Within ten (10) days following receipt by Tenant of a written request therefor from Landlord (which request shall not be made more often than annually), Tenant shall disclose to Landlord in writing any updates to the Survey Form (including the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Tenant intends to store, generate, use or dispose of on, under or about the Premises. At Landlord’s option, Tenant’s disclosure obligation under this Subparagraph shall include the requirement that Tenant update, execute and deliver to Landlord the Survey Form, as the same may be modified by Landlord from time to time.

15.4 Surrender. In the 90 days prior to the expiration or termination of the Lease, and for up to 90 days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the consultant performing such assessment which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the acts or omissions of Tenant or any Tenant’s Parties. Tenant’s obligations under this Section 15.4 shall survive the expiration or termination of this Lease.

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16. DAMAGE AND DESTRUCTION. If at any time during the Term all or a portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed nine (9) months from the issuance of all permits, subject to extensions for Force Majeure, Landlord may elect to terminate this Lease and if such restoration period is greater than twelve (12) months from the issuance of all permits, then Tenant may, as its sole remedy, terminate this Lease on or before thirty (30) days after receipt of Landlord’s notice describing the estimated restoration time that is greater than twelve (12) months. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the fire or other casualty shall have the right to terminate this lease if: (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or ground lease, or (2) a material uninsured loss to the Building or Premises occurs. If neither party either elects to terminate this Lease as provided above or if neither party has the right to terminate this Lease as provided above, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly commence to restore the Premises (excluding Tenant’s Alterations), subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Such restoration shall be to substantially the same condition that existed prior to the fire or other casualty, except for modifications required by Applicable Laws. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the fire or other casualty, or the repair thereof. If this Lease is not terminated by Landlord or Tenant in accordance with this section, Tenant shall be responsible for and shall pay to Landlord Tenant’s Share of any deductible or retention amount payable under the property insurance for the Building following any such casualty. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than three (3) months to repair such damage. Provided no Event of Default by Tenant has occurred, Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is untenantable bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate this Lease by reason of damage or casualty loss. Tenant agrees that the terms of this Section 16 shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

17. CONDEMNATION. If any part of the Premises or the Building should be taken for any public or quasi- public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Property (as determined by Landlord), then upon written notice by Landlord this Lease shall terminate and Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be apportioned as of said date. If part of the Premises or the Building shall be Taken and such condemnation does not materially interfere with or impair Landlord’s ownership or operation of the Property, and this Lease is not terminated as provided above, the Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes payable hereunder during the unexpired Term shall be reduced to such extent as Landlord reasonably determines under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the terms of this Section 17 shall govern any Taking and shall accordingly supersede any contrary statute or rule of law. In no event shall any governmental action for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), including but not limited to, any order requiring businesses to close temporarily, be considered a Taking requiring government compensation or entitling Tenant to abatement of rent or any other remedy.

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18. DEFAULT.

18.1 Event of Default. The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:

18.1.1 Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days after written notice to Tenant; provided, however, that Landlord shall only be obligated to provide such written notice to Tenant twice within any calendar year and in the event Tenant fails to timely pay Base Rent or any other sum required herein for a third time during any calendar year, then Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant and the same shall, at Landlord’s option, constitute an Event of Default.

18.1.2 Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a “proceeding for relief”); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

18.1.3 Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

18.1.4 Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease; provided, however, that Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism, and (3) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect.

18.1.5 There shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

18.1.6 Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within fifteen (15) days after notice that any such lien or encumbrance is filed against the Premises.

18.1.7 Tenant shall fail to deliver or replenish the Security Amount as required under Article 5.

18.1.8 Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 18.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, or, if such default cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

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18.2 Landlord’s Remedies. Upon any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

18.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus (e) at Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by law. As used in subsection (a) and subsection (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in subsection (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

18.2.2 If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

18.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 18.2.1 and Section 18.2.2, or any law or other provision hereof), without prior demand or notice except as required by law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

18.2.4 Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

18.2.5 If Landlord elects to cure such Event of Default by Tenant, Landlord may, at Landlord’s option, enter into and upon the Premises and correct the same without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom. If any lien is filed and not cured within the fifteen (15) day time period set forth above, then Landlord may take such action as may be necessary to remove such lien. Tenant agrees to pay Landlord an amount equal to one hundred ten percent (110%) of any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, including without limitation, attorney’s fees, together with interest thereon at the Applicable Interest Rate from the date of expenditure.

18.2.6 Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that except as provided in Section 18.2.1 and Section 18.2.2 above, such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one (1) or more of its rights in connection with any subsequent Event of Default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Building before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

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18.2.7 Even if an eviction moratoria exists, to the extent permitted by Applicable Laws, Landlord shall have the right to continue this Lease in effect and bring an action to collect rent due under this Lease (including an action against any guarantors of Tenant’s obligations under this Lease) and otherwise exercise Landlord’s rights and remedies under this Lease including, but not limited to, Landlord’s right to apply or draw upon any security deposit or letter of credit delivered to Landlord pursuant to this Lease.

19. ASSIGNMENT AND SUBLETTING.

19.1 Except as provided in Section 19.4 hereto, Tenant shall not assign, sublet, convey, license or otherwise transfer (any of the foregoing, a “Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord’s prior written approval, which shall not be unreasonably withheld. A “Transfer” shall be deemed to include, without limitation, any of the following: (i) the merger of Tenant with any other entity or the indirect or direct transfer of any controlling or managing ownership or beneficial interest in Tenant (provided an initial public offering of Tenant shall not be deemed an assignment or transfer of the Lease), and (ii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises. If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant or transferee, at least thirty (30) days prior to the anticipated effective date of the Transfer. Tenant shall pay Landlord’s reasonable attorneys’ and financial consultant’s fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted. If Landlord fails to notify Tenant in writing of Landlord’s approval or disapproval of any proposed Transfer within fifteen (15) business days of Landlord’s receipt of all required documentation, Landlord shall be deemed to have disapproved such Transfer. If Landlord approves of such Transfer, the parties shall enter into a consent agreement in a form reasonably designated by Landlord, and in the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. Any purported Transfer contrary to the provisions hereof shall be void and constitute an Event of Default. This Lease may not be assigned by operation of law. In the event of an assignment of this Lease or subletting of more than 20% of the rentable square footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease, provided however, that the Landlord shall not have a right of recapture in the event of a permissible Transfer to an Affiliate made in accordance with Section 19.4. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Landlord may condition any assignment to an increase in the Letter of Credit to twelve (12) months then Base Rent. If Tenant receives rent or other consideration for any such Transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord one hundred percent (100%) of the difference between each such payment of rent or other consideration and the Rent required hereunder, after Tenant’s recovery of its actual and reasonable attorney’s fees, brokerage commissions and improvement allowances or improvement costs incurred directly in connection with such assignment or subletting, determined on a straight-line basis, provided however, that the Landlord shall not have a right of recapture in the event of a permissible Transfer to an Affiliate made in accordance with Section 19.4. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made, and in no event shall any assignment or other Transfer release or relieve Tenant from any obligation under this Lease. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant’s rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

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19.2 Notwithstanding anything to the contrary contained in this Section 19, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a Transfer of any right or interest in the Use of all or any part of the Premises.

19.3 Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

19.4 Notwithstanding anything in this Lease to the contrary, Landlord hereby consents to a Transfer of the Premises, including a sublease of the Premises or an assignment by Tenant of Tenant’s interest under this Lease to any entity which controls, is controlled by, or is under common control with Tenant, to any entity resulting from a merger or consolidation transaction with Tenant, or to any entity which acquires all or substantially all of the assets or equity interests of Tenant (any one of such entities being hereinafter referred to as an “Affiliate”), provided that (i) in the case of an assignment, the tangible net worth of the Affiliate is equal to or greater than the greater of Tenant’s tangible net worth on the Effective Date of this Lease and Tenant’s tangible net worth immediately prior to the effective date of the assignment, (ii) in no event shall Tenant be released from liability under this Lease, (iii) Tenant shall give written notice to Landlord of the proposed assignment or sublease reasonably in advance of the consummation thereof, and (iv) in the case of an assignment, the Affiliate shall unconditionally assume in a writing reasonably acceptable to Landlord all of Tenant’s obligations under the Lease effective upon the consummation of the assignment. As used in the immediately preceding sentence, the term “control” means, with respect to a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation, and, with respect to any entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. Notwithstanding the foregoing, such transfer must not have been entered into, in whole or in part, as a subterfuge to avoid the obligations and restrictions set forth in this Lease.

20. ESTOPPEL, ATTORNMENT AND SUBORDINATION.

20.1 Estoppel. Within ten (10) business days after written request by Landlord, Tenant shall execute and deliver a commercially reasonable certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the knowledge of the existence of any Event of Defaults and the amount of Rent that is due and payable. Tenant’s failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured Event of Defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (3) no more than one month’s Base Rent has been paid in advance.

20.2 Subordination. This Lease shall unconditionally be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises, the Property or Landlord’s interest therein (including any modifications, renewals or extensions thereof and all amendments thereto) (collectively, referred to as a “Mortgage”), all without the necessity of Tenant’s executing further instruments to effect such subordination. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. If requested, Tenant shall execute and deliver to Landlord within ten (10) business days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement (“SNDA”) in the form reasonably required by the applicable Mortgagee. Notwithstanding anything contained in this Lease to the contrary, (1) the obligation for commissions under Section 27.19 shall not be binding on, and will not be enforceable against, any of Owner’s Mortgagees, and (2) such commission obligation shall be unconditionally subordinate to the lien of any Mortgage, and any commissions otherwise payable under this Lease shall not be due or payable after an event of default under any such mortgage or other security interest. Notwithstanding anything to the contrary contained in this Section 20.2, the holder of any such Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of executing, delivery or recording and in the event such Mortgagee shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such Mortgage and had been assigned to such Mortgagee. Following the full execution and unconditional delivery of this Lease, Landlord shall use commercially reasonable efforts to cause Landlord’s lender that holds a first mortgage or first deed of trust with respect to the Building to execute a SNDA (provided that failure to obtain any such SNDA shall not be a default by Landlord nor be deemed a condition precedent to the effectiveness of this Lease). Any costs or fees incurred in connection with such request shall be paid for by Tenant.

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20.3 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any Mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such Mortgage. Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease. Tenant’s attornment shall be effective and self- operative without the execution of any further instrument immediately upon Mortgagee’s succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such Mortgagee or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such Mortgagee where such consent is required under applicable loan documents. Mortgagee shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, nor for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Mortgagee. If Mortgagee, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Mortgagee, all such obligations shall terminate as to Mortgagee.

20.4 Mortgagee Protection. Tenant agrees to give any Mortgagee of any Mortgage secured by the Premises or the Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant concurrently with delivery to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any Mortgagee have any obligation to cure any default of the Landlord.

21. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD INDEMNITEES. NEITHER LANDLORD NOR ANY LANDLORD INDEMNITEES SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD INDEMNITEES OR MORTGAGEES BE LIABLE TO TENANT FOR LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD’S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSFER.

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22. Intentionally omitted.

23. HOLDING OVER. In the event that the Tenant does not surrender all of the Premises to Landlord upon the expiration or earlier termination of this Lease, Tenant shall pay, as a use and occupation charge during such “hold- over” period, a monthly amount equal to the sum of (i) two times the Base Rent being due and payable during the last month of the Term, plus (ii) one-twelfth of the Additional Rent being due and payable during the last month of the Term, and shall otherwise be on all the other terms and conditions of this Lease. This Section shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall, to the fullest extent permitted by law, indemnify and hold Landlord harmless from and against all Losses resulting from or arising out of Tenant’s failure to surrender the Premises and continued use, occupancy and possession thereof, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions.

24. NOTICES. All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall repair any damage to and restore the condition of the Premises in accordance with Section 13.2. Tenant shall also remove all of Tenant’s Property and shall repair all damage to the Premises, the Building, the Common Area or the Property caused by the installation or removal of Tenant’s Property. In no event shall Tenant remove from the Building any mechanical or electrical systems, including without limitation, any power wiring or power panels, lighting or lighting fixtures, wall coverings, drapes, blinds or other window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating and air conditioning equipment, fencing or security gates, load levelers, dock lights, dock locks or dock seals, or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits or requires such removal in writing. Tenant shall surrender the Premises, together with all keys and security codes, to Landlord broom clean and in as good a condition as when received and generally in the condition described on Exhibit H attached hereto, ordinary wear and tear and damage by fire or casualty excepted. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear”. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 5 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

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26. STATE SPECIFIC ENVIRONMENTAL PROVISIONS. In addition to Tenant’s obligations under Section 15.1 of this Lease, Tenant shall also be responsible for the following:

26.1 Tenant hereby represents, warrants and covenants with Landlord that Tenant’s North American Industrial Classification System Number (“NAICS No.”) is 425120 and that throughout the Term, Tenant’s use and occupancy of the Premises shall not be subject to Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended (“ISRA”). Tenant shall, at Tenant’s own expense, provide to Landlord, within no more than thirty (30) days prior to, but in no event later than, the expiration or sooner termination of this Lease, or upon Landlord’s request, an affidavit in form and substance reasonably acceptable to Landlord, which establishes to Landlord’s satisfaction that ISRA does not apply to Tenant’s operations or any closing of operations or other transaction, transfer or sale. If Tenant’s use of the Premises is subject to ISRA, or if there is any release, leak, spill, discharge, disposal or other contamination in, on, under, or about, or migrating from or onto the Premises during the Term for which Tenant is the cause, Tenant shall, at Tenant’s sole expense, comply with ISRA, and fully investigate and remediate the Premises in compliance with environmental laws, prior to the expiration or sooner termination of this Lease, which actions shall be evidenced by the delivery to Landlord prior to the expiration or sooner termination of this Lease of an affidavit with respect thereto in form and substance reasonably acceptable to Landlord and an unconditional Response Action Outcome (“RAO”). To the extent possible, the RAO shall not include, reference or rely upon, and Tenant shall not allow the Premises to be subject to, any use restrictions, remedial action permit groundwater classification exception area, well restriction area or engineering or institutional control. Tenant shall, at Tenant’s expense, repair any damage to the Premises for which Tenant is the cause prior to the expiration or termination of this Lease. All Licensed Site Remediation Professionals (“LSRP”) and consultants retained or used by Tenant shall be approved in writing in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Tenant is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, then, if Tenant fails in any such regard and such failure constitutes an Event of Default, at Landlord’s discretion, Landlord shall have the right, upon notice to Tenant, from time to time, to perform such activities at Tenant’s expense, and all reasonable sums incurred by Landlord shall be paid by Tenant, as additional Rent, upon demand.

26.2 Promptly following receipt by Tenant or any LSRP, consultant or contractor retained by Tenant, Tenant shall deliver to Landlord all environmental documentation concerning the Premises and Tenant’s activities at the Premises including, without limitation, all plans, reports, correspondence and submissions to or from an LSRP or any governmental agency, as the case may be.

26.3 Tenant shall be solely responsible for all penalties, fines or administrative orders imposed by the New Jersey Department of Environmental Protection and required in connection with its occupancy of the Premises and shall, to the fullest extent permitted by law, indemnify, defend, and hold Landlord harmless from same.

27. MISCELLANEOUS.

27.1 Entire Agreement. This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

27.2 Time of Essence; Business Days. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. For all purposes herein, a “business day” shall mean Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located.

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27.3 Attorneys’ Fees; Jury Trial Waiver. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, (b) where an Event of Default has occurred or (c) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION (OTHER THAN COMPULSORY COUNTERCLAIMS). TENANT HEREBY WAIVES ANY CLAIM FOR DAMAGES (WHETHER ACTUAL, COMPENSATORY, CONSEQUENTIAL, SPECIAL OR PUNITIVE) IN ANY ACTION OR PROCEEDING (WHETHER JUDICIAL OR AN ARBITRATION) RELATING TO LANDLORD’S WITHHOLDING, DELAYING OR CONDITIONING ANY CONSENT OR APPROVAL OR THE REASONABLENESS OF ANY SUCH WITHHOLDING, DELAY OR CONDITION, TENANT’S SOLE REMEDY THEREFOR BEING AN ACTION OR PROCEEDING FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT.

27.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

27.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located, and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.

27.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

27.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 19, Tenant.

27.8 Third Party Beneficiaries. Nothing herein is intended to create any third party beneficiary.

27.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof.

27.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

27.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

27.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

27.13 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever.

27.14 No Press Release. Any press release or other similar public statement regarding Tenant’s occupancy of the Premises or this Lease shall require the prior written approval of Landlord.

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27.15 Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord’s prior written approval (not to be unreasonably withheld with respect to signage within the Premises) and shall be subject to the CC&Rs and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord’s signage program (if any). The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 13 (Alterations). Tenant, at Tenant’s sole cost and expense, shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal. Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the flagpoles on the Property and the roof of the Building, including the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business. Landlord shall be entitled to all revenues from such advertising signs. Subject to Landlord’s approval of the content and construction of the signs, Tenant shall be permitted to install signage on the existing monument on the Property.

27.16 Landlord’s Lien/Security Interest. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant’s Property (except merchandise sold in the ordinary course of business) as security for all of Tenant’s obligations hereunder, including, without limitation, the obligation to pay rent.

27.17 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

27.18 Financial Statements. Tenant shall provide, and cause each Guarantor, if applicable, to provide to any Mortgagee, any purchaser of the Building and/or the Property or Landlord, within ten (10) business days after request, a current, accurate, audited financial statement for Tenant and Tenant’s business (and Guarantor and Guarantor’s business, if applicable) and financial statements for Tenant and Tenant’s business (and Guarantor and Guarantor’s business, if applicable) for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant (or Guarantor, if applicable) as being true and correct. Tenant shall also provide, and cause each Guarantor, if applicable, to provide, within said ten (10)-day period such other financial information or tax returns as may be reasonably required by Landlord, any purchaser of the Building and/or the Property or any Mortgagee of either. Tenant hereby authorizes Landlord, and shall cause each Guarantor, if applicable, to authorize Landlord to obtain one (1) or more credit reports on Tenant (and Guarantor, if applicable) at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

27.19 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord’s Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker, agent or finder. Tenant represents and warrants to Landlord that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s Broker and Tenant’s Broker specified in the Basic Lease Information, and that no other broker, agent or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant’s Broker with respect to this transaction shall be paid by Landlord’s Broker or Landlord. Subject to the foregoing, Tenant agrees, to the fullest extent permitted by law, to indemnify and hold Landlord harmless from any Losses in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees, to the fullest extent permitted by law, to indemnify and hold Tenant harmless from any such Losses based upon any statement, representation or agreement of Landlord.

27.20 Authorization. If Tenant signs as a corporation, partnership, limited liability company, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

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27.21 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several. In such event, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity shall be deemed to have been given to all persons and entities.

27.22 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

27.23 Consents. Except as otherwise provided elsewhere in this Lease, Landlord’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant within twenty (20) days after receipt of an invoice and supporting documentation therefor.

27.24 Force Majeure. “Force Majeure” as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Property, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance, failure or inability to secure materials, supplies or labor through ordinary sources, earthquake, acts of war or other natural disaster, epidemics, pandemics or other outbreaks of virus or contagious disease or other similar health-related occurrence, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the Landlord or Tenant or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated. Except for Tenant’s obligation to pay Rent and other charges due under this Lease, the parties shall not be held responsible for delays in the performance of their obligations hereunder when caused by a Force Majeure

27.25 OFAC. Tenant hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. If the foregoing representations are untrue at any time during the Lease Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

27.26 Roof Use by Landlord. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant’s use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any other uses. Landlord shall be responsible for initial payment of all costs of installation and additional roof maintenance or repair costs directly or indirectly attributable to the installation of any system, improvement or equipment that Landlord installs or places on the roof, which may be includable as Operating Expenses to the extent permitted pursuant to Section 8.1.

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27.27 Parking. Tenant shall have the right to use up to twenty-four (24) car parking spaces available at the Property as shown in yellow on Exhibit J attached hereto. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks, (in designated areas) tractor trailers and (in designated areas) bicycles. No vehicles, including trucks, may be left in the parking lot overnight without Landlord’s prior written approval (provided trailers may be kept in the trailer parking spaces). With respect to commercial vehicles registered in Tenant’s name only, Tenant may seek consent from Landlord for limited overnight parking. No washing, waxing, cleaning, maintenance or servicing of any vehicle in any area on the Property. No trucks shall enter the Property through the Randolph Road entrance. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. All vehicles shall follow Landlord’s designated points of entrance and exit and turn-arounds and circulation routes for the Property.

27.28 Common Area. Tenant may, subject to rules prescribed by Landlord, use the following areas on the Land or within the Building (“Building Common Area”) that are designated by Landlord to be used in common with Landlord and/or other tenants of the Building: loading docks, doors, hallways, stairwells, entranceways, restroom facilities, refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities located in the Building and/or on the Land designated by Landlord from time to time for the common use of all tenants of the Building. The Building Common Area is sometimes referred to herein as the “Common Area”. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Building with, or Landlord’s failure to enforce, any of the Rules or Regulations or CC&Rs or any other terms or provisions of such tenant’s or occupant’s lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord may change the shape and size of the Common Areas, including the addition of, elimination of or change to any improvements located in the Common Areas, so long as such change does not have a material adverse impact on Tenant.

27.29 Counterparts. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

27.30 Light and Air. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.

27.31 Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord’s prior written consent, which Landlord may withhold in its sole discretion. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

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27.32 Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

27.33 Waiver of Redemption of Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises or Property after any termination of this Lease.

27.34 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

27.35 Confidentiality. Tenant and Landlord each acknowledge that the content of this Lease and any related documents are confidential information. Each party shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than such party’s financial, legal and space planning consultants (except for disclosures to auditors and regulatory authorities, and except for other disclosures required by law).

27.36 Energy Usage. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption at the Building that Landlord may request.

27.37 Construction on Property. Tenant acknowledges that (a) during the Term, Landlord may undertake various construction projects, which may include the construction of new and/or additional buildings (each, a “Project,” and collectively, the “Projects”), and (b) customary construction impacts may result therefrom. In no event shall Landlord be liable to Tenant for any compensation or reduction of rent or any other damages arising from the Projects and Tenant shall not have the right to terminate the Lease due to the construction of the Projects, nor shall the same give rise to a claim in Tenant’s favor that such construction constitutes actual or constructive, total or partial, eviction from the Premises. Notwithstanding any provision in this Lease to the contrary, in no event shall Tenant seek injunctive or any similar relief to stop, delay or modify any Project. Tenant acknowledges and agrees that Landlord has informed Tenant that Landlord is undertaking a Project at the Property, which is adjacent to the Premises, and Tenant has elected to proceed with entering into this Lease with full knowledge of the existence of such Project.

27.38 Guarantors. The Guarantors, if any, shall each execute a full payment and performance guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (1) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (2) current financial statements, or (3) written confirmation that the guaranty is still in effect as a valid binding obligation.

[Signature Page Follows]

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Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

JWH REAL ESTATE HOLDING CORP., a New York corporation

By:	/s/ Andrew Rosenwach
Name:	Andrew Rosenwach
Title:	Authorized

TENANT:

FARMMI USA INC., a California corporation

By:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	CEO, Authorized Signatory

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